UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
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Exchange Act of 1934 (Amendment No.  )

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TECOGEN INC.
(Name of Registrant as Specified in its Charter)

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May 3, 2016
Dear Shareholder:

We'd like to take this opportunity to reflect on the achievements of the company in our first full year as a publicly traded establishment (NASDAQ: TGEN) and in the months since then. Overall, 2015 marked a number of key milestones for the company despite encountering a few headwinds along the way. The Tecogen team produced double digit growth in top line revenue, driven by sales of our premier InVerde combined heat and power (CHP) module. Ilios Dynamics showed encouraging traction with new products and in new markets; Ilios heat pumps are positioned to take their place as a critical and complimentary key product line for Tecogen. Similarly, our re-branded Ultera emissions control technology made strong progress in 2015 with multiple retrofit kits installed successfully for stationary applications as well as the announcement of our newly formed joint venture to pursue the development of Ultera for automotive markets.

2015 also presented some challenges to our business which we are already addressing in 2016. Because of lucrative incentives, competition in our important New York City market was significant with other CHP manufacturers, resulting in lower second half sales. Additionally, the temporary suspension of incentives in New Jersey caused a delay in a number of projects in that area. These incentives are expected to restart in mid-2016. Lastly, progress on several other installations was slowed due to permitting and other site-readiness issues that were outside of Tecogen's control. We do not believe any of these items present a significant hurdle to continued sales growth, however, taken in sum they resulted in weaker than expected second half performance.

In response to increasing competitive pressure, Tecogen recently introduced the new InVerde e+ CHP module that further differentiates our solution from competing inverter-based products and contains several patented technologies exclusively offered by Tecogen. New features that competing products fail to offer include higher efficiency, faster black-start capability, and quieter operation. We also introduced a partnership with GE Equipment Insight to offer customers better interactive management of their system via the internet; the solution includes web access, data analytics, and monitoring apps for mobile devices. Additionally, the team has redoubled efforts to improve product margins and reduce SG&A costs as a foundation to build on additional revenue growth in 2016 and we are confident we remain on track for achieving our long term profitability goals.

2015 Highlights

Tecogen delivered record product shipments in the first half of 2015 followed by good backlog replenishment in the second half of the year. Sales backlog of equipment and installations ended the year at $11.6 million, a 17% increase over prior year end backlog and a validation of our sales initiatives. We opened a new sales office in Florida and added sales representatives in several new territories including Canada, Puerto Rico, Chicago and Atlanta. Our strategy of seeding new territories by first introducing our Ilios heat pumps and TECOCHILL chillers and then following with combined heat and power offerings is delivering encouraging results and we expect to continue following that roadmap as Tecogen pursues further geographic expansion; we believe the recently announced gas company selling agreement is an excellent example of this sales model.

Ilios Dynamics had a strong 2015, delivering both revenue and unit sales that were more than double any prior year result. Sales were helped by increasing heat pump awareness in the marketplace, new territory expansion, and the launch of the new Split-Air sourced heat pump in February 2015. Notably, Ilios landed its first sales in both the hospitality and research laboratory segments of the market, both are applications for which the ultra-efficient heat pumps provide a natural and unique solution to the facility's needs.

Our efforts to grow our TECOCHILL business continue with sales efforts expanding to Mexico, Hawaii, and Florida. Tecogen offers the only natural gas engine driven chiller in its category in North America, a unique alternative to electric chillers. These are great products for facilities that want to reduce their electric demand to avoid costly electrical upgrades, avoid peak demand charges, or reduce demand on backup power supply in case of emergency to ensure mission critical cooling remains online. However, despite those and other benefits, the chiller sales cycle remains tied to the typical equipment replacement cycle - customers do not consider replacement chillers until their existing chillers have reached end-of-life. The sales cycle lengthened for chillers in 2015 but recent activity has suggested a pick-up that we expect to translate into improved results for the product category in 2016.

Although Ultera was originally developed to address emissions standards for our own stationary natural gas powered equipment, the market potential for the ultra-low emissions control technology has been rapidly expanding. Our patented Ultera system is the only non-invasive emissions control technology for natural gas powered engines proven to bring emissions of harmful criteria pollutants (NOx, CO, and hydrocarbons) down to near-zero levels. Producing low emissions on par with fuel cells and fully in compliance with the air quality standards set by the California Air Resource Board, the strictest standards in the world, the Ultera technology has been independently verified as effective by New Jersey’s Department of Environmental Protection and by AVL California Technology Center. The vast majority of Tecogen equipment is now sold with Ultera low emissions technology, achieving our original goal of delivering clean and efficient energy solutions to our customers. In addition, the market for retrofits of third party engines is developing well. In 2015 Ultera ultra-low emissions retrofit kits were successfully installed on a biofuel (renewable natural gas) powered engine, multiple natural gas powered standby generators, and on a 15 liter natural gas powered Caterpillar engine. Finally, with the launch of our new strategic joint venture at year end 2015, Ultra Emissions Technologies Ltd. ("ULTRATEK"), the company is exploring ways to apply our patented technology to the vast automotive market.

2016 Early Year Progress

2016 has been off to an exciting start so far with many notable achievements to-date. The material completion of the acquisition of the minority interest in Ilios Dynamics brings the unique heat pump design fully under Tecogen's control. Joining the InVerde and TECOCHILL, we expect Ilios will become a third leg to the proverbial product stool in the Tecogen portfolio, rounding out our offering of clean and ultra-efficient natural gas powered cogeneration products. We also welcome Ilios' shareholders to the Tecogen family and hope they find a home among our base of dedicated long term investors.

The team at ULTRATEK has been laser focused on evaluating the potential of our cutting-edge Ultera emission control technology for the automotive market. A test unit was built this winter by Tecogen's engineering R&D team in conjunction with several consultants and initial testing at AVL's California Technology Center began in early April. Our expert team is optimistic about the potential for Ultera in the vehicle space as we anticipate preliminary test results will likely confirm a number of the group's theories. We understand time is of the essence, but the team is being careful to ensure that the development process is carefully managed and that any published results are both robust and rigorously tested.

The R&D team hasn't just been focused on emissions control however. As previously mentioned, our latest upgrade to the InVerde line of efficient combined heat and power units was launched this spring with several new and important features not offered by our competitors. Among the most notable new additions, the InVerde e+ offers improved electrical efficiency, seamless DC input integration with battery or renewable power systems, features rapid 10 second blackstart capability (qualifying the equipment as meeting the strict National Fire Protection Association Type 10 standard for Emergency and Standby Power Systems), and runs on a standard 4" gas pressure (eliminating the need for costly gas boosters or compression equipment). The InVerde e+ comes fitted with our patented state-of-the-art Ultera emissions control technology, making the InVerde the only natural gas powered CHP product on the market to nearly eliminate harmful criteria pollutants (NOx, CO, and hydrocarbons) that contribute to smog. The e+ also features Tecogen’s proprietary UL certified inverter for safe and seamless utility grid interconnection as well as our exclusively licensed CERTS Microgrid software, allowing the system to effortlessly balance power demand from the building. All of these features are bundled together and exclusively offered by Tecogen, creating a unique CHP solution unmatched by competitors. So far the new InVerde e+ has been met with a strong positive reception in the marketplace and is already showing encouraging sales traction; especially from building managers hunting for resiliency solutions after being hit hard several years ago by Hurricane Sandy.

Lastly, there have been a few commendable developments on the sales front. After the completion of careful engineering work in conjunction with a large international energy services company (ESCO), Tecogen was awarded a multi-million dollar contract for purchase and long term maintenance of a total of 900 kW in CHP systems. The efficient clean power systems will be installed in locations throughout a Long Island, NY school district. The contract is a validation of the sales and engineering team's focus on targeting larger potential projects in conjunction with ESCO partners. While these types of projects take time and effort to pursue, we are hopeful that Tecogen will develop a reputation in the ESCO space as being a preferred energy solution provider.

Similarly, this spring Tecogen announced a selling agreement for the TECOCHILL and Ilios equipment lines with a regional gas company. The exclusive selling agreement includes a commitment to joint marketing, dedicated local sales resources from the gas partner, qualified lead generation and specific project development milestones. Gas companies are natural partners for Tecogen as our equipment offers significant value to gas company customers while ensuring a steady and reliable demand of gas for the gas partner. Tecogen equipment can also help gas companies grow their customer base by offering customers a gas powered solution for their energy needs, reducing customer's demand on the electric grid. We are pursuing similar selling agreements with other potential gas company partners and are carefully monitoring the performance of the initial agreement. If successful, this type of arrangement could develop into an excellent distribution channel for the company and an important source of new sales.

Growth Initiatives

Looking ahead, the company is on sound footing. We expect cost management and selling initiatives to continue delivering on our margin improvement goals and forecast a leveling out in operating expense, producing meaningful operating expense leverage over time. Adding to the company's financial stability, we continue to benefit from a growing installed base of units carrying annuity-like long term maintenance agreements with attractive margins; providing a reliable revenue stream that can be used to fund future growth initiatives. With full control of Ilios, the competitive advantages bestowed by our newly launched InVerde e+, our gas company selling agreement, developing ESCO relationships, and significant potential upside from any advancements made by the ULTRATEK team on automotive emissions control, we believe it has never been a better time to be a Tecogen shareholder. Thank you for your continuing support and interest in our company.

Sincerely,

John N. Hatsopoulos	Benjamin A. Locke	Robert A. Panora
Co-Chief Executive Officer, Tecogen Inc.	Co-Chief Executive Officer, Tecogen Inc.	Co-Chief Executive Officer, ULTRATEK President & Chief Operating Officer, Tecogen Inc.

Notice and Access Card

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2016.

TECOGEN, INC.

TECOGEN, INC.
45 FIRST AVENUE
WALTHAM, MA 02451

E11172-P79918

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 25, 2016
Date: June 23, 2016 **Time:** 1:30 p.m.
Location: Corporate Headquarters of Tecogen, Inc.
45 First Avenue
Waltham, MA 02451

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NOTICE AND PROXY STATEMENT FORM 10-K LETTER TO SHAREHOLDERS

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E11173-P79918

Voting Items

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1 and FOR Proposals 2 and 3.

1. To elect six (6) directors of the Board of Directors of the Company to hold office for one (1) year until the 2017 annual meeting or until their successors are duly elected and qualified:

   Nominees:

   01) Angelina M. Galiteva
   02) John N. Hatsopoulos
   03) Charles T. Maxwell
   04) Ahmed F. Ghoniem
   05) Earl R. Lewis
   06) Joseph E. Aoun

2. To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf and Co., as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3. To consider and vote on a proposal to authorize the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

E11174-P79918

Proxy Voting Card

TECOGEN, INC.
45 FIRST AVENUE
WALTHAM, MA 02451

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E11170-P79918 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TECOGEN, INC.

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1 and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. To elect six (6) directors of the Board of Directors of the Company to hold office for one (1) year until the 2017 annual meeting or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Angelina M. Galiteva
02) John N. Hatsopoulos
03) Charles T. Maxwell
04) Ahmed F. Ghoniem
05) Earl R. Lewis
06) Joseph E. Aoun

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf and Co., as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3. To consider and vote on a proposal to authorize the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Letter to Shareholders are available at www.proxyvote.com.

E11171-P79918

TECOGEN, INC.
Annual Meeting of Stockholders
June 23, 2016 at 1:30 p.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, Benjamin M. Locke and David A. Garrison, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of Tecogen, Inc. which the undersigned has the full power to vote at the Annual Meeting of Stockholders of Tecogen, Inc. to be held at the Corporate Headquarters of Tecogen, Inc. at 45 First Avenue, Waltham, Massachusetts 02451, on Thursday, June 23, 2016 at 1:30 p.m., and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

Continued, and to be marked, dated and signed, on the other side